This Notice of Articles was issued by the Registrar on: February 16, 2006 03:59 PM Pacific Time

Incorporation Number:      BC0716576

Recognition Date and Time: Incorporated on February 15, 2005 06:25 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

BCM RESOURCES CORPORATION

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
STEPHEN K. WINTERS LAW CORPORATION	STEPHEN K. WINTERS LAW CORPORATION
1010-1030 WEST GEORGIA STREET	1010-1030 WEST GEORGIA STREET
VANCOUVER BC V6E 2Y3	VANCOUVER BC V6E 2Y3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
STEPHEN K. WINTERS LAW CORPORATION	STEPHEN K. WINTERS LAW CORPORATION
1010-1030 WEST GEORGIA STREET	1010-1030 WEST GEORGIA STREET
VANCOUVER BC V6E 2Y3	VANCOUVER BC V6E 2Y3
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

McClanaghan, Dale

Mailing Address:	Delivery Address:
4150 WEST 14TH AVENUE	4150 WEST 14TH AVENUE
VANCOUVER BC V6R 2X5	VANCOUVER BC V6R 2X5
CANADA	CANADA

Last Name, First Name, Middle Name:

Anderson, Allan

Mailing Address:	Delivery Address:
338 EAST ST. JAMES STREET	338 EAST ST. JAMES STREET
NORTH VANCOUVER BC V7N 1L2	NORTH VANCOUVER BC V7N 1L2
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	common Shares	Without Par Value
Without Special Rights or
Restrictions attached